    As filed with the Securities and Exchange Commission on September 20, 1999
                                                         Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                 -------------

                                CEPHALON, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                      23-2484489
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No.)

    145 Brandywine Parkway
  West Chester, Pennsylvania                               19380
(Address of principal executive offices)                 (Zip Code)

                   CEPHALON, INC. 401(k) PROFIT SHARING PLAN
                           (Full title of the plan)
                                 -------------

                             JOHN E. OSBORN, ESQ.
             Senior Vice President, General Counsel and Secretary
                                Cephalon, Inc.
                            145 Brandywine Parkway
                            West Chester, PA 19380
                    (Name and address of agent for service)

                                (610) 344-0200
         (Telephone number, including area code, of agent for service)

                                -------------
                                  Copies to:

                              DAVID R. KING, ESQ.
                          Morgan, Lewis & Bockius LLP
                              1701 Market Street
                          Philadelphia, PA 19103-6993
                                (215) 963-5371

                                -------------




                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                           Amount              Proposed maximum        Proposed maximum       Amount of
     Title of each class of                to be                offering price             aggregate         registration
   securities to be registered (1)      registered (1)            per unit(2)           offering price(2)       fee(3)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.....       500,000 shares         $21.25                 $10,625,000           $2,953.75
============================================================================================================================

(1) This registration statement covers shares of Common Stock of Cephalon, Inc. which may be offered or sold pursuant to the Cephalon, Inc. 401(k) Profit Sharing Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act"), based on the average of the reported high and low prices of the Common Stock reported on the Nasdaq National Market on September 15, 1999.
(3) Calculated pursuant to Section 6(b) of the Act as follows: proposed maximum aggregate offering price multiplied by .000278.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by Cephalon, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by amendments filed on Form 10-K/A on May 24, 1999 and July 17, 1999;

         (b) Quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

         (c) Current reports on Form 8-K filed on December 28, 1998; March 1, 1999; July 17, 1999, as amended by amendments filed on Form 8-K/A on August 3, 1999; and August 18, 1999;

         (d) The description of the Company's Common Stock contained in a registration statement filed on Form 8-A under the Securities and Exchange Act (the "Exchange Act") filed on March 15, 1991, including any amendment or report filed for the purpose of updating such description; and

         (e) The description of the Company's stockholder rights plan that is contained in its Form 8-A Registration Statement filed with the SEC on January 20, 1999, including any amendments or reports filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations.
Article 9 of the Company's By-Laws provides for the indemnification of directors, officers, employees and agents of the Company to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Company's By-laws permit it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the foregoing provision of the By-laws.


Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

         Exhibit
         Number               Exhibit (1)
         ------               -----------
          5.1       Opinion of Morgan, Lewis & Bockius LLP
         23.1       Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                    5.1)
         23.2       Consent of Arthur Andersen LLP
         24.1 Powers of Attorney (included as part of the signature page of this Registration Statement)
         99.1       Cephalon, Inc. 401(k) Profit Sharing Plan

_____________

(1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Income Security Act of 1974, as amended ("ERISA"), and an Internal Revenue Service ("IRS") determination letter that the Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended, the Registrant hereby undertakes to submit the Plan and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on the 10th day of September, 1999.

                                        CEPHALON, INC.

                                        By: /s/ Frank Baldino, Jr, Ph.D.
                                            ------------------------------------
                                            Frank Baldino, Jr., Ph.D.
                                            President, Chief Executive
                                            Officer and Director


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the
     --------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on the 10th day of September, 1999.

                                        CEPHALON, INC. 401(k) PROFIT
                                        SHARING PLAN

                                        By: /s/ Carl A. Savini
                                            ------------------------------------
                                            Carl A. Savini
                                            Plan Administrator


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person in so signing also makes, constitutes and appoints Frank Baldino, Jr., his true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission, any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, as the Registrant deems appropriate.


                           Name                                              Title                                  Date
                           ----                                              -----                                  ----
By: /s/ Frank Baldino, Jr., Ph.D.                             President, Chief Executive Officer and          September 10, 1999
   --------------------------------------
    Frank Baldino, Jr., Ph.D.                                 Director (Principal executive officer)


By: /s/ William P. Egan                                       Director                                        September 10, 1999
   --------------------------------------
    William P. Egan


By: /s/ Robert J. Feeney, Ph.D.                               Director                                        September 10, 1999
   --------------------------------------
    Robert J. Feeney, Ph.D.

By: /s/ Martyn D. Greenacre                                   Director                                        September 10, 1999
   --------------------------------------
    Martyn D. Greenacre

By: /s/ Kevin E. Moley                                        Director                                        September 10, 1999
   --------------------------------------
    Kevin E. Moley

By: /s/ Horst Witzel, Dr.-Ing.                                Director                                        September 10, 1999
   --------------------------------------
    Horst Witzel, Dr.-Ing.

By: /s/ J. Kevin Buchi                                        Senior Vice President, Finance and Chief        September 10, 1999
   --------------------------------------
    J. Kevin Buchi                                            Financial Officer (Principal financial and
                                                              accounting officer)

                                CEPHALON, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                 EXHIBIT INDEX
                                 -------------

 Exhibit                                                                                                              Page
 Number                                                     Document                                                 Number
 -------             ----------------------------------------------------------------------------------------        ------
  5.1                Opinion of Morgan, Lewis & Bockius LLP
 23.1                Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)
 23.2                Consent of Arthur Andersen LLP
 24.1                Powers  of  Attorney  (included  as part  of the  signature  page of this  Registration
                     Statement)
 99.1                Cephalon, Inc. 401(k) Profit Sharing Plan